Exhibit 10.12

EXECUTION VERSION

SECOND AMENDMENT AND WAIVER TO THIRD AMENDED AND

RESTATED CREDIT AGREEMENT

This Second Amendment and Waiver (this “Amendment”) to Third Amended and Restated Credit Agreement is entered into as of May 12, 2008, by and among STALLION OILFIELD SERVICES LTD., a Texas limited partnership (“Borrower”), STALLION OILFIELD HOLDINGS, LTD., a Texas limited partnership (“Oilfield Holdings”), STALLION INTERESTS, LLC, a Texas limited liability company (“Stallion Interests” and, together with Oilfield Holdings, collectively, “Holdings”), the Subsidiary Guarantors party hereto, UBS AG, STAMFORD BRANCH, as Administrative Agent, Collateral Agent and an Issuing Bank, WHITNEY NATIONAL BANK, as a Lender and an Issuing Bank, and the lenders party hereto.

RECITALS

WHEREAS, reference is made to (i) that certain Third Amended and Restated Credit Agreement, dated as of June 12, 2007 (as amended from time to time, the “Credit Agreement”), among Borrower, Holdings, the Subsidiary Guarantors, the lenders party thereto, UBS SECURITIES LLC, CREDIT SUISSE SECURITIES (USA) LLC and BANC OF AMERICA SECURITIES LLC, as joint lead arrangers and joint bookmanagers, UBS AG, STAMFORD BRANCH, as issuing bank, administrative agent and collateral agent, UBS LOAN FINANCE LLC, as swingline lender, AMEGY BANK NATIONAL ASSOCIATION, as syndication agent and NATIXIS, as documentation agent and (ii) that certain Security Agreement, dated as of March 1, 2006 (as amended from time to time, the “Security Agreement”) among Borrower, the Guarantors from time to time party thereto and the Collateral Agent;

WHEREAS, Borrower has requested changes to the Credit Agreement and the Security Agreement;

WHEREAS, Borrower has requested that Whitney National Bank, a Revolving Lender as of the date hereof, be designated as an issuing bank under the Credit Agreement pursuant to Section 2.18(j) thereof to issue Letters of Credit (including euro-denominated Letters of Credit);

WHEREAS, Borrower and/or the Guarantors (i) did not provide the Administrative Agent and the Collateral Agent with 30 days’ prior written notice in the form of an Officers’ Certificate of the change in the location of its chief executive office, (ii) did not provide a security interest in and Mortgage on certain Material Real Properties in the time period required by the Credit Agreement (the “Specified Material Real Properties”), (iii) moved certain Equipment and/or Inventory to a location outside of the continental United States, (iv) made one or more misrepresentations regarding the registered owner of its Intellectual Property (the “Specified Intellectual Property”), (v) did not provide the Collateral Agent with timely notice of the acquisition of additional Intellectual Property Collateral, (vi) did not provide the Collateral Agent with 30 days’ prior written notice of its intention to establish certain new Deposit Accounts, (vii) did not execute and deliver to the Collateral Agent a Deposit Account Control Agreement with respect to certain Deposit Accounts in the time period required by the Security Agreement (the “Specified Deposit Accounts”), (viii) did not inform the Administrative Agent and the Lenders of any of the foregoing Defaults in the time period required by the Credit Agreement, and (ix) breached certain other representations, warranties and covenants contained in the Loan Documents and Borrowing Requests related to the foregoing;

WHEREAS, Borrower acknowledges that the matters referred to in the preceding paragraph have caused Defaults and Events of Default and has requested that the Required Lenders waive such Defaults and Events of Default (such Defaults and Events of Default, together with any other Default or Event of Default related thereto, collectively, the “Specified Events of Default”);

WHEREAS, the Required Lenders have agreed to amend the Credit Agreement and the Security Agreement and to waive the Specified Events of Default on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions. Unless otherwise expressly defined herein, all capitalized terms used herein and defined in the Credit Agreement or the Security Agreement shall be used herein as so defined.

Section 2. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Consolidated First Lien Indebtedness”, “LC Commitment”, “LC Exposure”, “Letter of Credit”, “Material Real Property” and “Standby Letter of Credit” in their entirety and replacing such definitions with the following in the appropriate alphabetical order:

““Consolidated First Lien Indebtedness” shall mean, as at any date of determination, the aggregate amount of all Loans outstanding hereunder and all LC Exposure (other than undrawn letters of credit supporting bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations, bankers acceptances obligations and performance obligations of Borrower or any of its Subsidiaries in the context of leasing vessels (in each case other than for an obligation for money borrowed) issued in accordance with this Agreement) of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, less unrestricted cash on the balance sheet in excess of $5,000,000.”

““LC Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.18. The amount of the LC Commitment shall initially be $50.0 million, but in no event shall the LC Commitment exceed the Revolving Commitment.”

““LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit denominated in dollars at such time plus (b) the Undrawn Alternate Currency Letter of Credit Dollar Equivalent of all outstanding Alternate Currency Letters of Credit at such time plus (c) the Dollar Equivalent of the aggregate principal amount of all Reimbursement Obligations outstanding at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.”

““Letter of Credit” shall mean any (i) Standby Letter of Credit and (ii) Commercial Letter of Credit, in each case, issued or to be issued by an Issuing Bank for the account of Borrower pursuant to Section 2.18, and shall include Alternate Currency Letters of Credit.”

““Material Real Property” shall mean (a) any owned Real Property of any Company that has a fair market value of at least $1,000,000 and (b) any leased Real Property of any Company which lease has obligations for annual rental payments of at least $1,000,000.”

““Standby Letter of Credit” shall mean any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers’ compensation liabilities of Borrower or any of its Subsidiaries, (b) the obligations of third-party insurers of Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, (c) performance, payment, deposit or surety obligations of Borrower or any of its Subsidiaries if required by a Requirement of Law or in accordance with custom and practice in the industry or (d) performance obligations of Borrower or any of its Subsidiaries in the context of leasing vessels.”

Section 3. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

““Alternate Currency” shall mean euros.”

““Alternate Currency Letter of Credit” shall mean any Letter of Credit denominated in an Alternate Currency.”

““Available Equity Amount” shall mean the net cash proceeds of any Equity Issuance of Qualified Capital Stock for which Borrower has informed the Administrative Agent prior to or contemporaneously with such Equity Issuance that such net cash proceeds shall be designated for investment in Foreign Subsidiaries in the business of leasing vessels and related equipment to third parties.”

““Consolidated Tangible Assets” shall mean the amount which, measured as of the most recent date for which internal financial statements are available, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on the consolidated balance sheet of Holdings, Borrower and the other Loan Parties, less all goodwill, Intellectual Property, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.”

““Dollar Equivalent” shall mean (i) as to any amount denominated in dollars, dollars and (ii) as to any amount denominated in an Alternate Currency, the amount of dollars that would be required to purchase the amount of such Alternate Currency based on the spot rate as quoted on Bloomberg or other similarly recognized service utilized by the Issuing Bank at approximately 11:00 a.m. on the date that is two Business Days prior to the date as of which the foreign exchange computation is made and taking into account all transaction costs.”

““Undrawn Alternate Currency Letter of Credit Dollar Equivalent” shall mean, as to any Alternate Currency Letter of Credit that has been issued but is undrawn, 125% of the Dollar Equivalent of such Alternate Currency.”

Section 4. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (i) of the definition of “Consolidated EBITDA” and (ii) adding the following after the end of clause (i) of the definition of “Consolidated EBITDA”:

“(j) the amount of the Annual Monitoring Fee paid during such period (not to exceed the amount permitted to be paid under Section 6.08(e)), and”

Section 5. Amendment to Section 2.02 of the Credit Agreement. Section 2.02 of the Credit Agreement is hereby amended by adding clause (f) to the end of such section as follows:

“(f) Notwithstanding any other provision of this Agreement, all Loans made under this Agreement shall be denominated in dollars.”

Section 6. Amendment to Section 2.10(c)(i) of the Credit Agreement. Section 2.10(c) of the Credit Agreement is hereby amended by deleting clause (i) of such section in its entirety and replacing such clause with the following:

“(i) no such prepayment shall be required under this Section 2.10(c)(i) with respect to (A) any Asset Sale permitted by Section 6.06(a) or by Section 6.06(c), (B) the disposition of property which constitutes a Casualty Event, or (C) Asset Sales for fair market value resulting in no more than $1.0 million in Net Cash Proceeds per Asset Sale (or series of related Asset Sales) and less than $5.0 million in Net Cash Proceeds in any fiscal year; provided that clause (C) shall not apply in the case of any Asset Sale described in clause (b) of the definition thereof; and”

Section 7. Amendment to Section 2.18(a) of the Credit Agreement. Section 2.18(a) of the Credit Agreement is hereby amended by replacing “Borrower may request the Issuing Bank, and the Issuing Bank agrees, to issue Letters of Credit” with “Borrower may request the Issuing Bank, and the Issuing Bank agrees, to issue Letters of Credit in dollars or, for any Issuing Bank other than UBS AG, Stamford Branch, in an Alternate Currency”.

Section 8. Amendment to Section 2.18(b) of the Credit Agreement. Section 2.18(b) of the Credit Agreement is hereby amended by (i) replacing “(ii) the amount thereof;” with “(ii) the amount and the currency thereof (which shall be dollars or an Alternate Currency);” and (ii) replacing the final paragraph of Section 2.18(b) with the following:

“Upon the issuance of any Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, who shall promptly notify each Revolving Lender, thereof, which notice shall be accompanied by a copy of such Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.18(d) in dollars. In addition to the foregoing, in the case of the issuance of any Alternate Currency Letter of Credit, the Issuing Bank shall also promptly notify the Administrative Agent (who shall promptly notify each Revolving Lender) of the Dollar Equivalent of such Alternate Currency Letter of Credit and the Undrawn Alternate Currency Letter of Credit Dollar Equivalent. On the first Business Day of each calendar month, the Issuing Bank shall provide to the Administrative Agent a report listing all outstanding Letters of Credit and the amounts (including, with respect to any Alternate Currency Letters of Credit, the Dollar Equivalent of each such Alternate Currency Letter of Credit and, to the extent any Alternate Currency Letters of Credit are undrawn, the Undrawn Alternate Currency Letter of Credit Dollar Equivalent) and beneficiaries thereof and the Administrative Agent shall promptly provide such report to each Revolving Lender.”

Section 9. Amendment of Section 2.18(i) of the Credit Agreement. Section 2.18(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(i) Cash Collateralization.

(i) To the extent required by Section 2.10(b)(iii) and/or Section 2.10(b)(iv) (it being understood that during the continuance of an Event of Default, the provisions of Section 2.18(i)(ii) shall apply), then on the Business Day that Borrower receives notice of the excess referred to in Section 2.10(b)(iii) or Section 2.10(b)(iv) from the Administrative Agent or the Issuing Bank, Borrower shall deposit in dollars on terms and in accounts satisfactory to the

Collateral Agent, in the name of the Collateral Agent and for the benefit of the Issuing Bank and the Revolving Lenders, an amount in cash sufficient to eliminate such excess as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind. The Collateral Agent shall reasonably promptly return to Borrower the cash deposited pursuant to this clause (i) upon the instruction of the Administrative Agent, which may be given in its reasonable discretion, such instruction not to be given prior to the date on which the Administrative Agent is reasonably satisfied that returning all of such cash to Borrower would not result in the re-creation of any excess referred to in Section 2.10(b)(iii) and Section 2.10(b)(iv).

(ii) Notwithstanding the foregoing, if any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Borrower shall deposit on terms and in accounts satisfactory to the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in Section 8.01(g) or (h). Funds so deposited shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after all Events of Default have been cured or waived.”

Section 10. Amendment of Section 2.18(k) of the Credit Agreement. Section 2.18(k) of the Credit Agreement is hereby amended by replacing the last sentence of such section with the following: “If at any time there is more than one Issuing Bank hereunder, Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit; provided however that UBS AG, Stamford Branch shall not be obligated to issue any Alternate Currency Letter of Credit.”

Section 11. Amendment of Section 2.18 of the Credit Agreement. Section 2.18 of the Credit Agreement is hereby amended by adding the following clause (m) after clause (l) thereof as follows:

“(m) Alternate Currency Letters of Credit. If the Issuing Bank issues an Alternate Currency Letter of Credit, then notwithstanding anything herein to the contrary, for all purposes under the Loan Documents, all obligations with respect to any such Letter of Credit, including, without limitation, the related LC Exposure, the related Reimbursement Obligation of Borrower, each Revolving Lender’s participation in such Letter of Credit under Section 2.18(d), any reimbursement obligation of any Revolving Lender pursuant to Section 2.18(e), any other obligation owed by or to any Revolving Lender, and any LC Participation Fee or Fronting Fee owed pursuant to Section 2.05(c) shall be calculated and due solely in dollars. The exchange rate for conversion into dollars utilized for each (i) undrawn Alternate Currency Letter of Credit and all of the obligations in respect thereof shall be the Undrawn

Alternate Currency Letter of Credit Dollar Equivalent and (ii) drawn Alternate Currency Letter of Credit and all of the obligations in respect thereof shall be the Dollar Equivalent.”

Section 12. Amendment of Section 2.19(d) of the Credit Agreement. Section 2.19(d) of the Credit Agreement is hereby amended by deleting “in LC Exposure” each time it appears in such section and replacing it with “in Letters of Credit pursuant to Section 2.18(d)”.

Section 13. Amendment of Section 5.11(b) of the Credit Agreement. Section 5.11(b) of the Credit Agreement is hereby amended by replacing subparagraph (A) thereof with the following:

“(A) to execute a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor and a joinder agreement to the applicable Security Document, substantially in the form annexed thereto and, in the case of a Foreign Subsidiary, to the extent requested by the Collateral Agent, execute a security agreement compatible with the laws of such Foreign Subsidiary’s jurisdiction in form and substance reasonably satisfactory to the Administrative Agent, and”

Section 14. Amendment to Section 6.01 of the Credit Agreement. Section 6.01 of the Credit Agreement is hereby amended by:

(i) adding “(other than with respect to Indebtedness incurred under (x) Section 6.01(l) or (y) Section 6.01(d) for Indebtedness permitted by Section 6.04(f)(ii))” after “Indebtedness otherwise permitted under this Section 6.01” in clause (g) thereof;

(ii) replacing “Company” with “Loan Party” in clause (m) thereof;

(iii) deleting the word “and” at the end of clause (n) thereof;

(iv) deleting the period at the end of clause (o) thereof and replacing the same with the language “; and”; and

(v) adding the following as clause (p):

“(p) Indebtedness under any letter of credit, bank guarantee or similar instrument denominated in a currency other than dollars entered into in connection with lease of a vessel in an aggregate amount not to exceed the dollar equivalent of $15.0 million at any time outstanding; provided that (i) Borrower shall notify the Administrative Agent at least two Business Days prior to the proposed issuance of any letter of credit, bank guarantee or similar instrument under this clause (p), the proposed currency thereof and the proposed amount thereof, (ii) such letter of credit, bank guarantee or similar instrument shall not be permitted to the extent that the currency of such letter of credit, bank guarantee or similar instrument is not readily convertible into dollars or is not quoted on a major foreign exchange market, in each case as reasonably determined by the Administrative Agent, and (iii) the dollar equivalent of such letter of credit, bank guarantee or similar instrument shall be determined as of the date of issuance thereof based on the rate at which the Administrative Agent could convert or has converted such currency into dollars, and the Administrative Agent shall promptly notify Borrower of such determination (which shall be conclusive absent manifest error).”

Section 15. Amendment to Section 6.04(j) of the Credit Agreement. Section 6.04(j) of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing such clause with the following:

“(j) Investments by Borrower or any Subsidiary Guarantor in a Foreign Subsidiary that is not a Loan Party in an aggregate amount for Investments in all such Foreign Subsidiaries not to exceed at any time outstanding the sum of (x) $30.0 million and (y) the Available Equity Amount; provided however that any Investments made under this clause (j) in reliance on the Available Equity Amount must be made within six months after the Equity Issuance of Qualified Capital Stock referred to in the definition of Available Equity Amount;”

Section 16. Amendment to Section 6.04(k) of the Credit Agreement. Section 6.04(k) of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing such clause with the following:

“(k) Investments made in the form of Indebtedness incurred on behalf of or for the benefit of another Subsidiary pursuant to Section 6.01(p) (but only to the extent of the amount of such Indebtedness permitted under Section 6.01(p)); and

(l) other Investments in an aggregate amount (measured on the date each such Investment was made and without giving effect to subsequent changes in value) not to exceed at any time outstanding the greater of (a) $15.0 million or (b) 5.0% of Consolidated Tangible Assets.”

Section 17. Amendment to Section 6.09(b) of the Credit Agreement. Section 6.09(b) of the Credit Agreement is hereby amended by deleting such clause in its entirety and replacing such clause with the following:

“(b) Investments permitted by Sections 6.04(e), (f), (j), (k) and (l);”

Section 18. Amendment to Section 6.10(b) of the Credit Agreement. Section 6.10(b) of the Credit Agreement is hereby amended by replacing “2.5 to 1.0” with “2.0 to 1.0”.

Section 19. Amendment to Section 6.12 of the Credit Agreement. Section 6.12 of the Credit Agreement is hereby amended by replacing “or (xiii)” with the following:

“(xiii) any instrument governing Non-Recourse Debt of a Foreign Subsidiary that is not a Loan Party; and (xiv)”

Section 20. Amendment to Section 6.13(b) of the Credit Agreement. Section 6.13(b) of the Credit Agreement is hereby amended by replacing “; and (iii)” with “; (iii) Foreign Subsidiaries may issue Equity Interests to third parties in good faith as long as, with respect to any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code), Loan Parties continue to hold at least 66% of the total voting power of all outstanding Voting Stock of such Subsidiary and 100% of the Equity Interests not constituting Voting Stock of any such Subsidiary; and (iv)”.

Section 21. Amendment to Section 6.15(b) of the Credit Agreement. Section 6.15(b) of the Credit Agreement is hereby amended by deleting such clause (b) in its entirety and replacing such clause with the following:

“(b) With respect to Borrower and the Subsidiaries, fail to be engaged (directly or indirectly) primarily in businesses relating to oilfield services.”

Section 22. Amendment to Section 10.03(a)(ii) of the Credit Agreement. Section 10.03(a)(ii) of the Credit Agreement is hereby amended by adding “(including in connection with any fees or expenses associated with bank guarantees)” after “all reasonable out-of-pocket expenses”.

Section 23. Amendment of Section 10.04(c) of the Credit Agreement. Section 10.04(c) of the Credit Agreement is hereby amended by replacing the final sentence thereof with the following:

“The Register shall be available for inspection by Borrower, the Issuing Bank (solely with respect to Revolving Loans, Revolving Commitments, Revolving Lenders and Letter of Credit-related items), the Collateral Agent, the Swingline Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.”

Section 24. Further Amendments to the Credit Agreement. Sections 10.16 is hereby added to the Credit Agreement as follows, and an appropriate reference is hereby made to such section in the table of contents:

“SECTION 10.16 Dollar Equivalent Calculations. For purposes of this Agreement, the Dollar Equivalent and/or the Undrawn Alternate Currency Letter of Credit Dollar Equivalent, as the case may be, of the stated amount of each Letter of Credit that is an Alternate Currency Letter of Credit shall be calculated on the date when any such Letter of Credit is issued, on the first Business Day of each month, on the date that any such Letter of Credit is drawn and at such other times as determined by the Issuing Bank in connection with this Agreement. Such Dollar Equivalent and/or the Undrawn Alternate Currency Letter of Credit Dollar Equivalent, as the case may be, shall remain in effect until the same is recalculated by the Issuing Bank as provided above. The Issuing Bank shall promptly notify Borrower and the Administrative Agent of each such determination of the Dollar Equivalent and/or the Undrawn Alternate Currency Letter of Credit Dollar Equivalent, as the case may be.”

Section 25. Amendment to Exhibit D of the Credit Agreement. Schedule 1(A) to Exhibit D of the Credit Agreement is hereby amended by inserting a line item where appropriate in the calculation for Consolidated EBITDA to reflect the addition of clause (j) to the definition of Consolidated EBITDA in the Credit Agreement pursuant to Section 4 of this Amendment.

Section 26. Amendment of Section 3.4(b) of the Security Agreement. Section 3.4(b) of the Security Agreement is hereby amended by replacing the fourth sentence thereof with the following:

“No Pledgor shall hereafter establish and maintain any Deposit Account unless the applicable Bank and such Pledgor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account; provided that this requirement shall not apply to Deposit Accounts for all Pledgors for which the aggregate balance of all such Deposit Accounts does not exceed $1,000,000 at any time; and provided further however that this requirement shall not apply to Deposit Accounts acquired by any Pledgor in connection with a Permitted Acquisition for a period of 20 days following the consummation thereof.”

Section 27. Amendment of Section 4.5 of the Security Agreement. Section 4.5 of the Security Agreement is hereby amended by replacing “provided that in no event shall any Equipment or Inventory be moved to any location outside of the continental United States” with “provided that in no event shall Equipment or Inventory in excess of the greater of at any time (x) $50,000,000 in the aggregate (determined at the lower of purchase price and book value) on a consolidated basis for all Pledgors and (y) 5% of Consolidated Tangible Assets, be outside of the continental United States”.

Section 28. Waiver of Specified Events of Default. The Required Lenders hereby waive the Specified Events of Default; provided, however, that the waiver set forth in this section shall not excuse any failure to comply after the date hereof with any provisions of the Credit Agreement or the other Loan Documents, except as expressly permitted by Section 37 of this Amendment.

Section 29. Issuing Bank. Pursuant to Section 2.18(j) of the Credit Agreement, Borrower hereby designates Whitney National Bank (“Whitney”) to act as an additional Issuing Bank under the terms of the Credit Agreement with respect to all Letters of Credit to be issued by it pursuant to the terms of the Credit Agreement. Whitney, by its signature hereto, represents that it is a Revolving Lender as of the date hereof and consents to be an additional Issuing Bank under the Credit Agreement with respect to all Letters of Credit to be issued by it. By its signature hereto, the Administrative Agent consents to the designation of Whitney as an additional Issuing Bank under the Credit Agreement.

Section 30. Conditions Precedent. This Amendment shall become effective upon satisfaction of each of the following conditions precedent:

(a) The Administrative Agent shall have received all of the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i) Amendment. This Amendment, duly executed and delivered by Borrower, the Guarantors, the Required Lenders and any other Person in connection with this Amendment;

(ii) Fees. The fees, expenses and other amounts payable as of the date hereof referred to in Sections 35 and 36 hereof;

(iii) Specified Intellectual Property. Evidence of filings with the United States Patent and Trademark Office (“USPTO”) that effectuate assignments of Intellectual Property Collateral (other than “intent-to-use” trademarks) from registered holders that are not Loan Parties to a Loan Party or Loan Parties that have executed patent security agreements and trademark security agreements in favor of the Collateral Agent that are currently on file with the USPTO;

(iv) Specified Deposit Accounts. A Deposit Account Control Agreement for the Specified Deposit Accounts, duly executed and delivered by Borrower, the Guarantors and Amegy Bank National Association; and

(v) Additional Information. Such additional documents, instruments and information as the Administrative Agent may reasonably request to effect the transactions contemplated hereby.

(b) All corporate proceedings taken in connection with the execution and delivery of this Amendment and all other agreements, documents and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be reasonably satisfactory to the Administrative Agent.

(c) Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions of each Loan Document on its part to be observed or performed, and, as of the date hereof (other than with respect to the subject of this Amendment) and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(d) The representations and warranties contained herein and in the Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of the date hereof as if made on the date hereof (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date).

Section 31. Representations and Warranties; Reaffirmation of Grant. Each Loan Party hereby represents and warrants to the Agents and the Lenders that, as of the date hereof (other than subparagraph (c) below with respect to the subject of this Amendment) and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment and all other documents executed and/or delivered in connection herewith have been authorized by all requisite corporate, partnership or limited liability company action on the part of such Loan Party and will not violate the Organizational Documents of such Loan Party, (b) all representations and warranties of the Loan Parties set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as if made again on and as of such date (except those, if any, which by their terms specifically relate only to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date), (c) no Default or Event of Default has occurred and is continuing, (d) the Credit Agreement (as amended by this Amendment), and all other Loan Documents are and remain legal, valid, binding and enforceable obligations of the Loan Parties in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law) and (e) each of the Security Documents to which such Loan Party is a party and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations. Each Loan Party that is a party to the Security Agreement or any of the Security Documents hereby reaffirms its grant of a security interest in the Collateral to the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due of the Secured Obligations.

Section 32. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment, and no investigation by any Agent or the Lenders shall affect the representations and warranties or the right of the Agents and the Lenders to rely upon them. If any representation or warranty made in this Amendment is false in any material respect as of the date made or deemed made, then such shall constitute an Event of Default under the Credit Agreement.

Section 33. Certain Waivers. Each Loan Party hereby agrees that none of the Agents nor any Lender shall be liable under a claim of, and hereby waives any claim against the Agents and the Lenders based on, lender liability (including, but not limited to, liability for breach of the implied covenant of good faith and fair dealing, fraud, negligence, conversion, misrepresentation, duress, control and interference, infliction of emotional distress and defamation and breach of fiduciary duties) as a result of the waivers and amendments contained above and any discussions or actions taken or not taken by the Administrative Agent or the Lenders on or before the date hereof or the discussions conducted in connection therewith, or any course of action taken by the Administrative Agent or any Lender in response thereto or arising therefrom; provided, that the foregoing waiver with respect to an Agent or a Lender shall not include the waiver of any claims which are based on the gross negligence or willful misconduct of such Agent or such Lender or any of their respective agents. This section shall survive the execution and delivery of this Amendment and the other Loan Documents and the termination of the Credit Agreement.

Section 34. Reference to Agreement. Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document under the Credit Agreement.

Section 35. Costs and Expenses. Borrower shall pay on demand all reasonable costs and expenses of the Agents (including the reasonable fees, costs and expenses of counsel to the Agents) incurred in connection with the preparation, execution and delivery of this Amendment.

Section 36. Amendment Fee. Each Lender consenting to this Amendment on or prior to 3:00 p.m. ET on May 12, 2008 shall be paid a fee equal to 0.25% of the amount of outstanding Commitments and Loans held by it, such fee to be earned and payable in full on the date hereof.

Section 37. Covenants. Each Loan Party covenants and agrees with each Lender that it shall:

(a) take all actions set forth in Section 5.11(c) of the Credit Agreement with respect to the Specified Material Real Properties listed on Schedule I hereto (including but not limited to the execution and delivery of Mortgages with respect thereto) within 60 days after the date hereof, as such date may be extended in the Collateral Agent’s sole discretion; and

(b) promptly following the delivery of a “statement of use” regarding any of the Intellectual Property Collateral listed on Schedule II hereto, (i) deliver evidence of filings with the USPTO that effectuate assignments of such Intellectual Property Collateral from registered holders that are not Loan Parties to a Loan Party or Loan Parties that have executed trademark security agreements in favor of the Collateral Agent that are currently on file with the USPTO and (ii) take such other actions with respect to such Intellectual Property Collateral as may be requested by the Collateral Agent, including without limitation filing new trademark security agreements if requested by the Collateral Agent.

Section 38. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(B) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES.

Section 39. Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic transmission (in .pdf format) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 40. Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies any Lender may have under the Credit Agreement or under any other Loan Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender to execute similar or other amendments or grant any waivers under the same or similar or other circumstances in the future.

Section 41. Ratification by Guarantors. Each of the Guarantors acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment and to the documents and agreements referred to herein. Each of the Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, such Guarantor’s Guarantee shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of such Guarantor’s Guaranty or any other Loan Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects. Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this section. Each of the Guarantors hereby further acknowledges that Borrower, the Agents and any Lender may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of the Loan Documents without notice to or consent from such Guarantor and without affecting the validity or enforceability of such Guarantor’s Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor’s Guaranty.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

STALLION OILFIELD SERVICES LTD., a Texas limited partnership

By:	Stallion Interests, LLC, its general partner

By:	/s/ David Schorlemer
Name: David Schorlemer
Title: Vice President

STALLION OILFIELD HOLDINGS, LTD., a Texas limited partnership

By:	Stallion Oilfield Holdings GP, LLC, its general partner

By:	/s/ David Schorlemer
Name: David Schorlemer
Title: Vice President

STALLION INTERESTS, LLC, a Texas limited liability company

By:	/s/ David Schorlemer
Name: David Schorlemer
Title: Vice President

STALLION ACQUISITION, LLC, a Texas limited liability company

By:	Stallion Oilfield Services Ltd., its sole member
By:	Stallion Interests, LLC, the general partner of Stallion Oilfield Services Ltd.

By:	/s/ David Schorlemer
Name: David Schorlemer
Title: Vice President

STALLION SOLIDS CONTROL, INC., a Texas corporation

By:	/s/ David Schorlemer
Name: David Schorlemer
Title: Vice President

STALLION ROCKIES LTD., a Texas limited partnership

By:	Stallion Acquisition, LLC, its general partner
By:	Stallion Oilfield Services Ltd., the sole member of Stallion Acquisition, LLC
By:	Stallion Interests, LLC, the general partner of Stallion Oilfield Services Ltd.

By:	/s/ David Schorlemer
Name: David Schorlemer
Title: Vice President

STALLION OILFIELD CONSTRUCTION, LLC, a Louisiana limited liability company

By:	Stallion Oilfield Services Ltd., its sole member
By:	Stallion Interests, LLC, the general partner of Stallion Oilfield Services Ltd.

By:	/s/ David Schorlemer
Name: David Schorlemer
Title: Vice President

STALLION HEAVY HAULERS, LP, a Texas limited partnership

By:	Stallion Acquisition, LLC, its general partner
By:	Stallion Oilfield Services Ltd., the sole member of Stallion Acquisition, LLC
By:	Stallion Interests, LLC, the general partner of Stallion Oilfield Services Ltd.

By:	/s/ David Schorlemer
Name: David Schorlemer
Title: Vice President

STALLION OFFSHORE QUARTERS, INC., a Louisiana corporation

By:	/s/ David Schorlemer
Name: David Schorlemer
Title: Vice President

CENTRAL INDUSTRIES, INC., a Louisiana corporation

By:	/s/ David Schorlemer
Name: David Schorlemer
Title: Vice President

STALLION PRODUCTION SERVICES, LP, a Texas limited partnership

By:	Stallion Acquisition, LLC, the general partner of Stallion Production Services, LP
By:	Stallion Oilfield Services Ltd., the sole member of Stallion Acquisition, LLC
By:	Stallion Interests, LLC, the general partner of Stallion Oilfield Services Ltd.

By:	/s/ David Schorlemer
Name: David Schorlemer
Title: Vice President

STALLION PRODUCTION, LLC, a Texas limited liability company

By:	Stallion Production Services, LP, the sole member of Stallion Production, LLC
By:	Stallion Acquisition, LLC, the general partner of Stallion Production Services, LP
By:	Stallion Oilfield Services Ltd., the sole member of Stallion Acquisition, LLC
By:	Stallion Interests, LLC, the general partner of Stallion Oilfield Services Ltd.

By:	/s/ David Schorlemer
Name: David Schorlemer
Title: Vice President

SALTY’S DISPOSAL WELLS, LP, a Texas limited partnership

By:	Stallion Production, LLC, the general partner of Salty’s Disposal Wells, LP
By:	Stallion Production Services, LP, the sole member of Stallion Production, LLC
By:	Stallion Acquisition, LLC, the general partner of Stallion Production Services, LP
By:	Stallion Oilfield Services Ltd., the sole member of Stallion Acquisition, LLC
By:	Stallion Interests, LLC, the general partner of Stallion Oilfield Services Ltd.

By:	/s/ David Schorlemer
Name: David Schorlemer
Title: Vice President

SALTY’S MANUFACTURING, LTD., a Texas limited partnership

By:	Stallion Production, LLC, the general partner of Salty’s Manufacturing, Ltd.
By:	Stallion Production Services, LP, the sole member of Stallion Production, LLC
By:	Stallion Acquisition, LLC, the general partner of Stallion Production Services, LP
By:	Stallion Oilfield Services Ltd., the sole member of Stallion Acquisition, LLC
By:	Stallion Interests, LLC, the general partner of Stallion Oilfield Services Ltd.

By:	/s/ David Schorlemer
Name: David Schorlemer
Title: Vice President

STALLION STABLES, LLC, a Delaware limited liability company

By:	/s/ David Schorlemer
Name: David Schorlemer
Title: Vice President

UBS AG, STAMFORD BRANCH, as Administrative Agent, Collateral Agent and an Issuing Bank

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By:	/s/ Richard L. Tavrow
Name: Richard L. Tarrow
Title: Director

WHITNEY NATIONAL BANK, as a Lender and as an Issuing Bank

By:	/s/ Stephen H. Birnbaum
Name: Stephen H. Birnbaum
Title: Vice President

SCHEDULE I

Location	Address	County/Parish

Teague, TX	LaPort Survey, A-398	Freestone

Lufkin, TX	701 North First St., Lufkin, TX 75901	Angelina

Cresson, TX	13800 North Hwy 171, Cresson, TX 76035	Johnson

Blum, TX	1720 State 174, Blum, TX 76627	Hill

Nacogdoches, TX	2109 NW Stallings Dr., Nacogdoches, TX 75964	Nacogdoches

Center, TX	3174 Hwy 7 West, Center, TX 75935	Shelby

Cleburne, TX	3400 FM 1434, Cleburne, TX 76033	Johnson

Center, TX	415 FM 2913, Center, TX 75935	Shelby

Cleburne, TX	437 N CR 1226, Cleburne, TX 76033	Johnson

Deberry, TX	5073 Hwy 79 North, Deberry, TX 75639	Panola

Springtown, TX	7850 FM 51 North, Springtown, TX 76082	Parker

Cleburne, TX	A.G. Wilbanks Survey, A-1095	Johnson

Houston, TX	950 Corbindale, Suite 300, Houston, TX 77024	Harris

SCHEDULE II

Mark	Application/ Registration Number	Filing/Registration Date	Current Owner
US Marks

STARCOMM	78/896,203	5/30/2006	Stallion Oilfield Services

STALLION UNIVERSITY	77/049133	11/21/2006	Stallion Oilfield Services